EXHIBIT 1

EXECUTION VERSION

June 30, 2011

To:	Providence Equity Partners VI L.P. and Providence Equity Partners VI-A L.P. c/o Providence Equity Partners L.L.C. 50 Kennedy Plaza Providence, Rhode Island 02903

Re:	Acquisition of Blackboard Inc.

Ladies and Gentlemen:

1.       Reference is made to the Agreement and Plan of Merger, dated as of even date herewith (as the same may be amended from time to time, the “Merger Agreement”) by and among Bulldog Holdings, LLC, a Delaware limited liability company (“Parent”), Bulldog Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”), and Blackboard Inc., a Delaware corporation (the “Company”), pursuant to which Parent, a wholly-owned subsidiary of Bulldog Super Holdco, LLC, a Delaware limited liability company (“SuperHoldco”), will acquire the Company by merging Acquisition Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

2.       This letter agreement (this “Letter Agreement”) confirms the irrevocable commitment of the undersigned, subject to the conditions set forth herein, to purchase, or cause an assignee permitted by Section 3 to purchase, certain equity interests of SuperHoldco (which equity interests shall be the same equity interests issued in the same proportions as purchased by and issued to the Sponsor (as defined below) and the other Co-Investors) (“Equity Interests”) for an aggregate purchase price set forth below the undersigned’s name on the signature page hereto (the “Commitment”) solely for the purpose of funding, and to the extent necessary to fund, a portion of the merger consideration payable by Parent in accordance with the Merger Agreement, in an amount not to exceed the Per Share Amount (as set forth on Schedule 1) payable pursuant to Section 1.5 of the Merger Agreement (the “Merger Consideration”) and related fees and expenses; provided that the undersigned shall not, under any circumstances, be obligated to contribute to SuperHoldco more than the Commitment.  It is acknowledged that a portion of the Sponsor’s contribution for its Equity Interests may be in the form of the Edline Contribution (as defined below).  The undersigned hereby represents and warrants that it has access to sufficient funds to satisfy the Commitment as of the Contemplated Closing Date and covenants that it will continue to have access to funds necessary to fund the undersigned’s Commitment hereunder as and when required.  Notwithstanding anything to the contrary contained herein, any Commitment may be reduced prior to the Contemplated Closing Date in the sole discretion of Providence Equity Partners VI L.P. and Providence Equity Partners VI-A L.P. (together with their respective affiliated funds, the “Sponsor”) on a pro rata basis with the Sponsor and all other Co-Investors, upon not fewer than ten (10) days notice prior to the Contemplated Closing Date (as defined below); provided that such reduction will not result in the undersigned’s commitment being reduced below 75% of its Commitment.  This Letter Agreement relates to the obligations of the undersigned to provide financing to SuperHoldco as set forth above and is not a guaranty of collection or the performance of any other obligations of SuperHoldco, Parent or any other Person.

3.       The Sponsor will provide the undersigned with at least ten (10) days prior written notice of the Contemplated Closing Date (as defined below); provided that the failure to provide such notice will not relieve the undersigned of its obligations hereunder.  The Sponsor will provide written notice to the undersigned no later than five (5) business days prior to the Contemplated Closing Date (the “Funding Notice”) setting forth the wire instructions for purposes of funding the Commitment to an account of SuperHoldco or, pursuant to a funding direction letter, an account of the Sponsor (the “Funding Account”).  Subject to the satisfaction of the conditions set forth herein, including the Sponsor and the undersigned entering into the LLC Agreement (as defined below) on or prio to the Contemplated Closing Dated as set forth in Section 7, the undersigned shall be obligated to fund the Commitment on the Contemplated Closing Date to the Funding Account.  For purposes of this Letter Agreement, the term “Contemplated Closing Date” shall mean the date on which the Sponsor funds, or causes to be funded, to the Funding Account its Commitment (or reduced Commitment in accordance with Section 2 hereof) to purchase Equity Interests; provided that for the avoidance of doubt, the undersigned shall be required to fund the Commitment no later than the time at which the Sponsor funds its portion of the Merger Consideration to the Funding Account.  To the extent any portion of the undersigned’s cash funded into the Funding Account (the “Funded Amount”) will not be used to fund the Merger Consideration and related fees and expenses in accordance with Section 2, such unused portion of the Funded Amount shall be returned to the undersigned and the Sponsor’s pro rata portion of the aggregate amount in the Funding Account shall be returned to the Sponsor at the earliest reasonably practicable time and in any event within ten (10) business days after the date of the Contemplated Closing Date, in the event that the Closing has not occurred prior to such time.  The undersigned’s obligation to fund the Commitment may not be Transferred (as defined below) without the prior written consent of the Sponsor, except that the undersigned may assign all or a portion of its obligations to fund the Commitment to any of its affiliated or designated funds, successor trusts/trustees and fiduciaries, or investment entities which the undersigned controls, is controlled by or is under common control with the undersigned or advised by a common investment adviser; provided, however, that any such assignment shall not relieve the undersigned of its obligations under this Letter Agreement.  For the avoidance of doubt, it is the intent of the parties that the undersigned shall not be permitted to directly or indirectly assign or otherwise Transfer the Commitment (or any benefits or obligations thereof) to any other direct or indirect securityholder of SuperHoldco, Parent or the Company.

4.       The undersigned shall honor and perform the Commitment by purchasing with the Funded Amount, Equity Interests at the same price and in the same proportions as the Equity Interests to be purchased by the Sponsor, except for possible differences attributable to (i) the payment of any transaction fees or monitoring fees paid or payable to the Sponsor or its affiliates entered into as of or following the consummation of the Merger; provided that upon the consummation of the transactions contemplated by the Merger Agreement, the undersigned shall share in such transaction fees in the manner and amount set forth on Schedule 1 hereto; provided further that any monitoring fees shall not exceed the amount set forth on Schedule 1 hereto; and (ii) the issuance, if any, of additional Equity Interests to the Sponsor and other equityholders of Edline Holdings Inc. (“Edline”) in connection with the contribution to SuperHoldco or one or more of its subsidiaries on or prior to the Contemplated Closing Date of Edline and/or one or more of its subsidiaries (the “Edline Contribution”).  In the event the Sponsor and its affiliates have elected to make the Edline Contribution, the Sponsor shall notify the undersigned in writing on or prior to July 22, 2011 (the “Edline Notice”) of the proposed valuation of Edline and such other material terms and conditions of the Edline Contribution, as appropriate.

5.       Without limiting the Sponsor’s right to reduce the Commitment in accordance with Section 2 hereof, the Sponsor may terminate the Commitment if (i) it determines, in its sole discretion, that the participation by the undersigned (when considered with any and all other direct or indirect investments in SuperHoldco) may result in a violation of the applicable Antitrust Laws or other applicable laws, or (ii) the undersigned fails to fund its Commitment in accordance with the terms hereof.  The undersigned may terminate the Commitment by delivery of written notice to the Sponsor within five (5) business days of receipt of the Edline Notice if the valuation of Edline’s equity (and any Edline debt instruments to be contributed in exchange for Equity Interests) exceeds the Edline Valuation Amount (as such term is defined on Schedule 1); provided, however that if the Sponsor elects not to make the Edline Contribution and therefore does not provide the Edline Notice, the undersigned shall be obligated to fund the Commitment as set forth herein.

6.       To the extent not previously funded, the undersigned’s obligation to fund the Commitment (or such reduced Commitment in accordance with Section 2 hereof) will terminate automatically and immediately upon the earlier of (i) the legally valid termination of the Equity Commitment Letter and Guarantee, (ii) the legally valid termination of the Merger Agreement, including in the event that SuperHoldco or any of its subsidiaries has terminated the Merger Agreement for failure to satisfy the condition set forth in Section 5.2(d) of the Merger Agreement and (iii) February 10, 2012.  At such time as the undersigned’s funding obligations terminate in accordance with this Section 6, all obligations of the undersigned under this Letter Agreement shall also terminate.

7.       The Sponsor and the undersigned agree to enter into, on or prior to the Contemplated Closing Date, one or more definitive agreements with respect to its purchase of a portion of the Equity Interests, including, without limitation, a limited liability company agreement of SuperHoldco substantially conforming to the terms set forth in the term sheet attached hereto as Exhibit A (the “LLC Agreement Term Sheet”) and reasonably acceptable to the undersigned and the Sponsor (the “LLC Agreement”).  The LLC Agreement will be prepared by the Sponsor and a draft of such LLC Agreement shall be provided to the undersigned on a date reasonably in advance of the Contemplated Closing Date (but in no event fewer than ten (10) business days prior to the Contemplated Closing Date).  The parties hereto acknowledge that (i) the undersigned shall not be directly or indirectly entitled to receive any portion of the Termination Fee, if such fee is paid or payable by the Company or any of its affiliates pursuant to the Merger Agreement or otherwise, and (ii) the undersigned shall not be liable for any portion of any fees or expenses incurred by the Sponsor, SuperHoldco, Parent or Acquisition Sub or any affiliate thereof in the event that the transaction is not consummated, including, without limitation, the Reverse Termination Fee and Company Expenses, if such fee or Company Expenses are paid or payable by SuperHoldco, Parent, the Sponsor or any of their respective affiliates pursuant to the Merger Agreement, the Guarantee or otherwise.

8.       Subject to Section 3 hereof, the undersigned shall not, voluntarily or involuntarily, directly or indirectly, sell, assign, donate, pledge, hypothecate, purchase any right or option with respect to, encumber or grant a security interest in, or in any other manner transfer all or any portion of the undersigned’s obligation to fund the Commitment held by the undersigned, or any other right or interest therein, or enter into any transaction which results in the economic equivalent of a transfer to any person (each such action, a “Transfer”).  As a condition precedent to any Transfer of any of the obligations to fund the Commitment held by the undersigned, the undersigned shall give the Sponsor at least five (5) business days prior written notice of the intended Transfer.  Subject to Section 3 hereof, any purported Transfer shall require the Sponsor’s written acknowledgment that such Transfer is permitted under the terms hereof.  Additionally, (x) any such transferee shall be required, as a condition to such Transfer, to enter into an agreement with the Sponsor substantially similar to this agreement (but without any provision for the further Transfer of any portion of the Commitment), and (y) no portion of the Commitment may be assigned other than in compliance with all applicable laws, including the Antitrust Laws and the securities laws.  Any Transfer that does not comply with the provisions of this Section 8 shall be deemed null and void ab initio.

9.       The undersigned represents and warrants to SuperHoldco, Parent, Acquisition Sub and the Sponsor, that the representation and warranties set forth in Exhibit B hereof are true and correct and have been complied with, as of the date of the undersigned’s execution of this Letter Agreement and shall be true and correct and shall have been complied with as of the Contemplated Closing Date.  If in any respect such representations, agreements, and furnished information shall not be true and correct or shall not have been complied with, as of any date set forth in the preceding sentence, the undersigned shall promptly give written notice of such fact to the Sponsor and shall specify which representations, agreements, and furnished information are not true and correct or have not been complied with and the reasons therefor.  The undersigned acknowledges that SuperHoldco, Parent, Acquisition Sub and the Sponsor, and each respective member, partner, shareholder and affiliate thereof, have relied and will rely upon the representations and agreements of, and information furnished by, the undersigned as set forth in Exhibit B and that all such representations, agreements, and furnished information shall survive the Contemplated Closing Date and the date the undersigned funds the Commitment or any portion thereof, other than as expressly provided herein.  The aggregate liability of the undersigned under this Letter Agreement shall not exceed the undersigned’s Commitment.

10.      This Letter Agreement shall be binding on the parties hereto and nothing in this Letter Agreement shall be construed to confer or give to any person other than SuperHoldco any benefits, rights or remedies under or by reason of, or any rights to enforce, the obligations of the undersigned hereunder.  SuperHoldco’s and its subsidiaries’ creditors shall not have any right to enforce this Letter Agreement or to cause SuperHoldco, or any of its subsidiaries, to enforce this Letter Agreement, and any such attempt at enforcement shall cause this Letter Agreement to immediately terminate.  The undersigned hereby covenants and agrees that SuperHoldco shall be entitled to directly enforce the terms of the undersigned’s Commitment against the undersigned, including by means of a motion, petition or other action to direct or compel the undersigned to fund the undersigned’s Commitment, but only in the event that the conditions set forth herein have been satisfied (or waived in writing by the undersigned).  Subject to the preceding sentence, the undersigned’s liability under this Letter Agreement shall be limited to monetary damages only, and, under no circumstances shall the undersigned’s maximum liability for any reason exceed the amount of the undersigned’s Commitment.

11.      This Letter Agreement shall be binding on the parties hereto and shall survive the Contemplated Closing Date and the date the undersigned funds the Commitment or any portion thereof, except that upon funding of the Commitment and the closing of the transactions contemplated by the Merger Agreement, the LLC Agreement Term Sheet will be replaced in its entirety by the terms and provisions set forth in the LLC Agreement executed by Sponsor, the undersigned and the other Co-Investors.  Notwithstanding anything to the contrary contained herein, the undersigned shall have no rights as an equityholder, partner or member of SuperHoldco by virtue of having executed this Letter Agreement until admitted as a member pursuant to the LLC Agreement.  This Letter Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  This Letter Agreement will become effective upon its acceptance by the Sponsor, as evidenced by the delivery to the undersigned of a counterpart of this Letter Agreement executed by the Sponsor.  This Letter Agreement and all claims, controversies or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of, or relate to this Letter Agreement or the negotiation, execution, termination, performance or nonperformance of this Letter Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.  Each of the parties (i) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Letter Agreement or any of the transactions, actions or obligations contemplated by this Letter Agreement, (ii) agrees that all claims in respect of any such action or proceeding shall be heard and determined in any such court, (iii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) shall not bring any action or proceeding arising out of or relating to this Letter Agreement or any of the transactions, actions or obligations contemplated by this Letter Agreement in any other court and (v) waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety or other security that might be required of any Person with respect thereto.  Notwithstanding the previous sentence, a party may commence any such action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

12.     EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NONE OF THE PARTIES SHALL PRESENT AS A NON-COMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT.  FURTHERMORE, NONE OF THE PARTIES SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

13.      This Letter Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

14.      Subject to compliance with applicable law, rule, regulation or self-regulatory organization, the terms of this Letter Agreement are strictly confidential and are not to be disclosed to anyone outside SuperHoldco, Parent, the Sponsor, the undersigned, and to the extent they are required to keep such information confidential, their respective employees, officers, directors, limited partners, general partners, and financial and legal advisors.

15.      The Sponsor represents and warrants to the undersigned, that the representation and warranties set forth in Exhibit C hereof are true and correct and have been complied with, as of the date of the Sponsor’s execution of this Letter Agreement and shall be true and correct and shall have been complied with as of the Contemplated Closing Date.  If in any respect such representations, agreements, and furnished information shall not be true and correct or shall not have been complied with, as of any date set forth in the preceding sentence, the Sponsor shall promptly give written notice of such fact to the undersigned and shall specify which representations, agreements, and furnished information are not true and correct or have not been complied with and the reasons therefor.

16.      The Sponsor represents and warrants that (i) the investment to be made by the undersigned pursuant to the terms of this Letter Agreement will be on terms and conditions that are not adverse relative to the terms and conditions on which other Co-Investors are investing in SuperHoldco on the Contemplated Closing Date, except with respect to such terms and conditions that are directly related to specific regulatory requirements of such Co-Investor (e.g., for ERISA investors).  None of the other Co-Investors shall have rights and benefits under similar letter agreements superior to the rights and benefits of the undersigned under this Letter Agreement.

17.      This Letter Agreement is being entered into by Portfolio Administration & Management Ltd. (“BlackRock Management”) on behalf of SBC Master Pension Trust and one or more of the following investment funds: The BlackRock Private Equity Onshore Holdings IV, L.P.,Vesey Street Fund III-B, L.P., SONJ Private Opportunities Fund II, L.P., SBC Master Pension Trust, BR/ERB Co-Investment Fund, L.P., Red River Direct Investment Fund L.P., 2009 Series, Vesey Street Fund IV (ERISA), L.P., DIVPEP IV Offshore Holdings L.P. and Vesey Street Employee Fund IV, L.P. Notwithstanding the provisions of Section 3 and Section 8, promptly following the receipt of the amount of the Commitment accepted by the Co-Investment Entity, BlackRock Management shall cause the applicable investment funds and SBC Master Pension Trust to execute equity commitment letters (in identical form to this letter but excluding this Section 17) reflecting commitment amounts, in the aggregate, equal to the amount of the Commitment, and upon delivery of such equity commitment letters and acceptance thereof by the Sponsor, this Letter Agreement shall be deemed terminated and have no force or effect, except with respect to any default by BlackRock Management arising out of any event arising prior to the receipt of the foregoing equity commitment letters.

18.      For purposes of this Letter Agreement (including, for the avoidance of doubt, Exhibit A hereto) “Affiliates” and “affiliates” shall not include any entity that owns or controls BlackRock Management.

Very truly yours,

PORTFOLIO ADMINISTRATION & MANAGEMENT LTD.

On behalf of private equity partners fund and accounts under management

By: /s/ Jay J. Park
Name: Jay J. Park
Title: Vice President

Commitment Amount: $45,000,000.00

[Equity Commitment Letter Signature Page]

Accepted and Acknowledged:

PROVIDENCE EQUITY PARTNERS VI L.P.

By: Providence Equity GP VI L.P., its sole general partner

By: Providence Equity Partners VI L.L.C., its sole general partner

By:         /s/   Peter Wilde
Name:    Peter Wilde
Title:       Managing Director

PROVIDENCE EQUITY PARTNERS VI-A L.P.

By: Providence Equity GP VI L.P., its sole general partner

By: Providence Equity Partners VI L.L.C., its sole general partner

By:         /s/   Peter Wilde
Name:    Peter Wilde
Title:       Managing Director

[Equity Commitment Letter Signature Page]